                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES EXCHANGE ACT OF
1934

                                (AMENDMENT NO.      )


FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ] PRELIMINARY PROXY STATEMENT

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY ( AS PERMITTED BY RULE 14a-
    6(e)(2))

[X] DEFINITIVE PROXY STATEMENT

[ ] DEFINITIVE ADDITIONAL MATERIALS

[ ] SOLICITING MATERIAL PURSUANT TO Section 240.14a-11(c) OR Section 240.14a-12


                              DECORATOR INDUSTRIES, INC.
            ------------------------------------------------------------
                  (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                              DECORATOR INDUSTRIES, INC.
            ------------------------------------------------------------
                     (NAME OF PERSON(S) FILING PROXY STATEMENT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] $125 PER EXCHANGE ACT RULES 0-11(c)(1)(ii), 14a-6(i)(1), OR 14a-6(j)(2).

[ ] $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE
    14a-6(i)(3).

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(4) AND O-11.


[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE O-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

[LOGO]
                              DECORATOR INDUSTRIES, INC.
                               10011 PINES BOULEVARD
                              PEMBROKE PINES, FL 33024


                            NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS TO BE HELD MAY 31, 1996





TO THE STOCKHOLDERS OF DECORATOR INDUSTRIES, INC.

    Notice is hereby given that the annual meeting of the stockholders of Decorator Industries, Inc. will be held on the 40th Floor, One Oxford Centre, Pittsburgh, Pennsylvania, on May 31, 1996 at 9:30 A.M., local time, for the purpose of:

    (a) Electing two directors.

    (b) Transacting such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 22, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

    A copy of the Company's annual report to stockholders for the fiscal year ended December 30, 1995 is furnished herewith.

    PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT COMPLIANCE WITH THIS REQUEST WILL BE APPRECIATED AND WILL ASSIST IN OBTAINING A QUORUM. YOUR PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING NOTICE TO THE UNDERSIGNED.




                                       By Order of the Board of Directors

                                               JEROME B. LIEBER
                                                   Secretary

April 29, 1996

                                   PROXY STATEMENT


                             DECORATOR INDUSTRIES, INC.
                               10011 PINES BOULEVARD
                              PEMBROKE PINES, FL 33024



                                    April 29, 1996


    This statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of stockholders of Decorator Industries, Inc. (the "Company"), to be held May 31, 1996 at the place and time and for the purposes set forth in the foregoing Notice of Annual Meeting, and at any adjournment thereof. This proxy statement and the enclosed form of proxy and annual report for 1995 were mailed to stockholders on or about April 29, 1996.

    Proxies in the form enclosed are solicited on behalf of the Board of Directors of the Company. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers or other employees of the Company may solicit proxies personally or by telephone or telegraph and the Company may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing.

    The accompanying proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation either personally or in writing to Jerome B. Lieber, Secretary of the Company, 40th Floor, One Oxford Centre, Pittsburgh, PA 15219. Unless the proxy shall have been properly revoked, the shares represented by proxies in the enclosed form will be voted. Each such proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the Board of Directors' nominees named below, either by the same number of votes being cast for each nominee or cumulatively, in the discretion of the named proxies.

    Only holders of record of the Company's Common Stock, par value $.20 per share ("Common Stock"), at the close of business on April 22, 1996 will be entitled to vote at the meeting. As of April 15, 1996, there were 1,695,542 shares of Common Stock outstanding, the holders of which are entitled to one vote per share, except for cumulative voting in the election of directors, as explained below. As of that date, approximately 23,413 shares of Common Stock were issuable upon surrender of the old $.10 par value shares which had not as yet been exchanged for Common Stock pursuant to the one-for-two reverse stock split of July 30, 1982. The $.10 par value shares may not be voted.

    A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the total number of votes entitled to be cast on a particular matter to be acted upon at the meeting. Directors will be elected at the meeting by a majority of the votes cast. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter.

    Stockholders are entitled to cumulative voting in the election of directors, which means that a stockholder is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for one nominee or distribute them between the two nominees.


                                ELECTION OF DIRECTORS

    The Board of Directors consists of three classes of directors with staggered terms. A purpose of the meeting is the election of two directors to serve for a term of three years. The last two columns of the tables below give information regarding the Common Stock beneficially owned by the nominee or director as of the close of business on April 15, 1996. The percentages in the last column were computed by dividing the number of shares beneficially owned by the total of (i) the estimated number of shares of Common Stock which would have been outstanding had all $.10 par value shares been exchanged for Common Stock and (ii) the number of shares of Common Stock, if any, which the named nominee or director was entitled to acquire within 60 days.

NOMINEES FOR ELECTION AS DIRECTORS

    Information regarding the nominees for election as directors is set forth below:


                                                                               Common
                                                                               Shares        Percent
                                                             Director       Beneficially       of
     Name            Age     Principal Occupation             Since            Owned          Class
     ----            ---     --------------------             -----            -----          -----
Michael K. Solomon   46      Vice President, Treasurer        1987          48,600 (1)        2.78
                             and Chief Financial
                             Officer of the Company

Jerome B. Lieber     75      Senior Counsel-Klett Lieber      1961           6,580 (2)        ----
                             Rooney & Schorling, a
                             Professional Corporation,
                             Attorneys at Law


- ------------------
    (1)  Includes 28,500 optioned shares which may be acquired within 60 days.

    (2) Includes 2,420 shares held in a charitable trust, as to which Mr. Lieber disclaims beneficial ownership.

    Mr. Solomon has been Vice President of the Company since November 1994 and Treasurer and Chief Financial Officer of the Company since 1985.

    Mr. Lieber has been Secretary of the Company since 1961. He is a Senior Counsel to the law firm of Klett Lieber Rooney & Schorling, a Professional Corporation, Pittsburgh, Pennsylvania, which serves as general counsel to the Company. Mr. Lieber previously had been a senior partner in that firm.

    The nomination of the above persons for the office of director originated with the present Board of Directors. Such persons have advised the Company that they are willing to continue serving as directors. If at the time of the meeting either of the nominees should be unable or unwilling to serve as a director for any reason, it is intended that the enclosed proxy will be voted for the election of such person, if any, as is designated by the Board of Directors to replace such nominee, unless the proxy withholds authority to vote for nominees.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.


DIRECTORS WHOSE TERMS CONTINUE AFTER THE MEETING

    Information regarding the directors whose terms of office continue after the annual meeting is set forth below:


                                                                                            Common
                                                                            Present         Shares         Percent
                                                               Director      Term        Beneficially        of
        Name           Age   Principal Occupation               Since       Expires         Owned           Class
        ----           ---   --------------------               -----       -------         -----           -----
William A. Bassett     59    Chairman of the Board,              1980         1998         171,162(1)        9.44
                             President and Chief Executive
                             Officer of the Company

William H. Allen, Jr.  60    Vice Chairman of the Board,         1995         1998           1,000           ----
                             NationsBank N.A. (South)

Herbert Walker         82    Management Consultant               1980         1997           1,000           ----


Joseph N. Ellis        67    Management Consultant               1993         1997           1,200           ----


- ------------------

    (1) Includes 95,000 optioned shares which may be acquired within 60 days.

    Mr. Bassett has been President of the Company since 1980, Chief Executive Officer since February 1993 and Chairman of the Board since January 1994.

    Mr. Allen was appointed to the Board of Directors on February 28, 1995. He has been Vice Chairman of the Board of NationsBank N.A. (South) since December 1995 and previously served as Chairman of the Board and Chief Executive Officer of Intercontinental Bank. Mr. Allen is also a director of American Bankers Life Insurance Company and Winsloew Furniture, Inc.

    Mr. Walker has been a management consultant since 1980 and a registered representative of Harvest Financial Corp., a broker-dealer, since 1982.

    Mr. Ellis founded LaSalle-Deitch Co., Inc., a distributor of products for the manufactured housing and recreational vehicle industries, in 1963 and served as its President, Chief Executive Officer and Chairman from 1971 until his retirement in 1992.

    At April 15, 1996, the officers and directors of the Company as a group had sole or shared voting or investment power as to 106,042 shares of the Company's Common Stock, which together with 123,500 shares that they had under option would constitute 12.46% of the total shares then outstanding, assuming that all of the old $.10 par value shares had been exchanged for Common Stock and that the optioned shares were outstanding.


                                PRINCIPAL STOCKHOLDERS

    See "Election of Directors" above for the stockholding of William A. Bassett, Chairman of the Board, President and Chief Executive Officer of the Company.

    Coury Investments, Ltd., a real estate and securities investment limited partnership organized in Florida, informed the Company in mid-1993 that it then beneficially owned 180,000 shares of the Company's Common Stock. The Company has no further information regarding Coury's ownership of Common Stock.

    FMR Corp. of Boston, Massachusetts, has furnished the Company a copy of its
Schedule 13G in which it reported that as of December 31, 1995 Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, had sole investment power with respect to 174,800 shares (10.17%) of the Company's Common Stock.

    Kennedy Capital Management, Inc. of St. Louis, Missouri, a registered investment adviser, has furnished the Company a copy of its Schedule 13G dated February 8, 1996 in which it reported that it had shared voting and investment power with respect to 100,100 shares (5.82%) of the Company's Common Stock.

    ZPR Investment Management Inc. of Orange City, Florida has furnished the Company a copy of its Schedule 13G dated February 5, 1996 in which it reported that it had sole voting power with respect to 185,400 shares (10.79%) of the Company's Common Stock.

    Laifer Capital Management, Inc. of New York, New York has furnished the Company a copy of its Schedule 13G dated February 7, 1996 in which it reported beneficial ownership of a total of 98,400 shares (5.72%) of the Company's Common Stock, including sole power to vote 72,400 shares, sole power to dispose of 65,000 shares and shared power to dispose of 33,400 shares.


                                EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENT

    The Company has an employment agreement with William A. Bassett which will expire July 1, 2004 and provides for an annual salary of not less than $214,200.

ANNUAL COMPENSATION AND STOCK OPTIONS

    The following table shows the compensation of the named executive officers of the Company for the fiscal years ended December 30, 1995 ("fiscal 1995"), December 31, 1994 ("fiscal 1994"), and January 1, 1994 ("fiscal 1993").

                              SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                       Annual Compensation                   Awards
                                            -----------------------------------------     ------------
     Name and                Fiscal                                                         Optioned             All Other
Principal Position           Year           Salary($)       Bonus ($)     Other($)(1)       Shares(#)       Compensation($)(2)
- ------------------           ----           ---------       ---------     -----------       ---------       ------------------
William A. Bassett           1995             224,910         58,234            *              ----               34,970
Chairman of the Board,       1994             209,100         78,689         49,637           10,000              21,577
President and Chief          1993             193,423         44,250            *              ----               10,225
Executive Officer

Michael K. Solomon           1995             104,500         14,558            *              ----                ----
Vice President, Treasurer    1994              99,500         19,672         14,483           4,500                ----
and Chief Financial Officer  1993              96,231         13,000            *              ----                ----


- ----------------

    (1) Medical/dental reimbursement plan payments, country club memberships, personal use of Company vehicles and payments, made in accordance with Company policy, for disqualifying sales of Common Stock acquired upon the exercise of a qualified stock option. For fiscal 1994, payments to Messrs. Bassett and Solomon for such sales were $47,884 and $8,833, respectively. All such sales provided a net benefit to the Company of $94,970. An asterisk indicates that the total of other annual compensation for that year was less than 10% of salary and bonus for that year.

    (2) Premiums paid by the Company on life and long-term disability insurance policies.

    The following table sets forth information concerning the exercise of stock options during fiscal 1995 by the named executive officers and the value of their unexercised, in-the-money stock options at the end of that fiscal year (December 30, 1995). All options outstanding at December 30, 1995 were exercisable at any time prior to their respective expiration dates. No stock options were granted during fiscal 1995.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES


                                                                          Value of
                      Shares Acquired     Value      Optioned Shares     Options at
Name                    on Exercise    Realized($)   at 12/30/95(#)     12/30/95($)(1)
- ----                    -----------    -----------   --------------     --------------
William A. Bassett       15,000          105,000         95,000            541,250

Michael K. Solomon       10,000           54,375         34,500            192,500


- -----------------

    (1) Assumes a market value of $8.00 per share, which was the last reported sale price on the American Stock Exchange on December 30, 1995.

    Directors who are not employees of the Company are paid a fee of $8,000 per year for their services as directors.

    The Company's medical and dental reimbursement plan provides reimbursement to the corporate and certain divisional officers of the Company and their dependents (as defined in Section 152 of the Internal Revenue Code) for their medical and dental expenses. Benefits under the plan are limited to 10% of the participant's compensation during the plan year. The plan also prohibits any participant from receiving "double reimbursement", i.e. if a participant receives reimbursement from another source, he or she must remit to the Company benefits received under the plan.

    The Company's 1984 Incentive Stock Option Plan, which expired February 22, 1994, authorized the granting to key employees of options to purchase up to 500,000 shares (less the number of shares issued under the 1979 stock option plan) of the Company's Common Stock. The purchase price of optioned shares is the fair market value of the Common Stock on the date of grant, and the maximum term of the options is ten years; in the case of options granted to employees who owned more than 10% of the outstanding Common Stock, however, the purchase price is 110% of the fair market value of the Common Stock on the date of grant and the term of the option is five years. The number of optioned shares and the price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like.

    On April 3, 1995 the Board of Directors adopted, and on June 5, 1995 the stockholders approved, the Company's 1995 Incentive Stock Option Plan (the "1995 Plan") which has a term of ten years. The 1995 Plan authorizes the issuance of up to 250,000 shares of Common Stock pursuant to stock options granted to key employees of the Company. The purchase price of optioned shares must be the fair market value of the Common Stock on the date of the grant, and the maximum term of the options is ten years; in the case of options granted to employees who own more than 10% of the outstanding Common Stock, however, the purchase price must be 110% of the fair market value of the Common Stock on the date of grant and the term of the option cannot exceed five years. The number of shares that may be issued under the 1995 Plan, the number of optioned shares and the purchase price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like. No options have been granted under the 1995 Plan.


BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION


    The Board of Directors sets and approves the salaries of the executive officers of the Company on an annual basis. In determining the salaries, the Board considers the size of the Company, its performance during the previous fiscal year, the responsibilities and performance of the executive officer, and such other factors as the directors may wish to consider. No pre-determined formula or guidelines are used, and no specific weight is given to any one factor.

    The Board has also granted stock options to executive officers and other key employees as a means of further motivating them to exert their best efforts on behalf of the Company.

    The salary of Mr. Bassett, Chief Executive Officer of the Company, for fiscal 1995 was determined by the Board of Directors upon consideration of his and the Company's performance during the previous fiscal year, the responsibilities of that office, and Mr. Bassett's contributions to the growth and development of the Company. No specific weight was given to any one of the factors considered.

    William A. Bassett       William H. Allen, Jr.         Joseph N. Ellis
    Michael K. Solomon       Jerome B. Lieber              Herbert Walker


PERFORMANCE GRAPH

    Set forth below are a graph and table which compare the value for the five calendar years ended December 31, 1995 of $100 invested at the close of trading on December 31, 1990, in each of three investment alternatives:(a) the Company's Common Stock, (b) the Russell 2000' Index, and (c) the S & P 500' Index. The graph has been prepared assuming the reinvestment of all cash dividends paid during the period. The Company is not able to identify a peer group for comparison purposes.



                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         AMONG DECORATOR INDUSTRIES, INC.,
                   THE S & P 500 INDEX AND THE RUSSELL 2000 INDEX

                                       [GRAPH]
                        -------------------------------------------------------
                        12/90     12/91     12/92     12/93     12/94     12/95
                        -------------------------------------------------------
- -------------------------------------------------------------------------------

- -BOX- Decorator           100        90       595       691       604       687
- --TRIANGLE-- S&P 500      100       130       140       155       157       215
 ...CIRCLE... Russell 2000 100       146       173       206       202       260
- -------------------------------------------------------------------------------

                               DISCRETIONARY AUTHORITY

    At the time of mailing copies of this proxy statement to stockholders, the election of directors is the only matter known by Management that will be presented for action at the annual meeting of stockholders. Should any other matters come before the meeting, action may be taken thereon pursuant to proxies in the form enclosed, which confer discretionary authority upon the persons named therein or their substitutes with respect to any such business which may properly come before the meeting.

                               CONCERNING THE AUDITORS

    Louis Plung & Company are the independent public accountants of the Company. Representatives of such firm are expected to be in attendance at the annual meeting and will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.


                                  OTHER INFORMATION

    The Board of Directors has no nominating, compensation or similar committee other than the Stock Option Committee. The Board's Audit Committee is composed of Herbert Walker and Joseph N. Ellis. The Audit Committee reviews the overall plan of the annual independent audit, the financial statements, the scope of audit procedures, the performance of the Company's independent accountants and internal auditors, and the auditors' evaluation of internal controls.

    During fiscal 1995, the Board of Directors held five meetings, the Audit Committee held two meetings, and the Stock Option Committee held no meetings.

    Shareholder proposals intended to be presented at the 1997 annual meeting must be received by the Company prior to January 2, 1997 to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.




                                       By Order of the Board of Directors


                                               JEROME B. LIEBER
                                                  Secretary